Exhibit 5.1

[CALFEE, HALTER & GRISWOLD LLP LETTERHEAD]

July 28, 2011

Chart Industries, Inc.

One Infinity Corporate Centre Drive

Suite 300

Garfield Heights, Ohio 44125-5370

We have acted as counsel for Chart Industries, Inc. (the “Company”) in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the shelf registration for possible offer and sale from time to time of an indeterminate amount of the following securities (collectively, the “Securities”) of the Company:

(i) debt securities of the Company (the “Debt Securities”);

(ii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), including Preferred Stock issuable upon conversion of Debt Securities;

(iii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), including Common Stock issuable upon conversion of Debt Securities or Preferred Stock; and

(iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (collectively, the “Warrants”).

The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities may be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee to be named in such Indenture, and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Warrants may be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into by the Company and one or more warrant agents to be named by the Company.

Chart Industries, Inc.

July 28, 2011

We have examined or are otherwise familiar with the Certificate of Incorporation, as amended, of the Company, the By-Laws, as amended, of the Company, the Registration Statement, such records of the corporate action taken and to be taken in connection with the issuance of the Securities as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

(i) the Common Stock, when authorized and sold as contemplated in the Registration Statement and the underwriting agreement applicable thereto, will be validly issued by the Company and will be fully paid and non-assessable;

(ii) the Preferred Stock, when authorized and sold as contemplated in the Registration Statement and the underwriting agreement applicable thereto, will be validly issued by the Company and will be fully paid and non-assessable;

(iii) the Debt Securities, when authorized and sold as contemplated in the Registration Statement, the Indenture applicable thereto and the underwriting agreement applicable thereto, will be validly issued by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; and

(iv) the Warrants, when authorized and sold as contemplated in the Registration Statement and the Warrant Agreement applicable thereto, will be validly issued by the Company.

The foregoing opinions assume that, at the time of the authentication or delivery of the Securities, (i) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper actions of the Board of Directors of the Company or a duly authorized committee thereof in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company; (iii) one or more Prospectuses will be prepared and filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and delivered against payment of valid consideration therefor and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company or duly authorized committee thereof authorizing such sale and any applicable underwriting agreement and in the manner contemplated in the

Chart Industries, Inc.

July 28, 2011

Registration Statement and the applicable Prospectuses; (v) the Indenture applicable to any issuance of Debt Securities shall have been duly authorized, executed and delivered by the Company and the trustee named therein and shall contain such terms as shall have been authorized by the Board of Directors of the Company or a duly authorized committee thereof in respect of the Debt Securities; (vi) the Indenture applicable to any issuance of Debt Securities will be duly qualified under the Trust Indenture Act and will continue to be so qualified, and the applicable trustee will be duly eligible to serve as trustee; (vii) any Debt Securities will be duly authenticated by the trustee named in the applicable Indenture; (viii) any Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Company; (ix) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) with respect to shares of Common Stock or Preferred Stock offered and shares of Common Stock or Preferred Stock issuable upon conversion of any Security, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation, as restated and/or amended, and not otherwise reserved for issuance; and (xi) the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the Federal Law of the United States of America, the Delaware General Corporation Law, and the laws of the State of Ohio. We express no opinion as to the effect or applicability of the laws of any other jurisdiction except to the extent hereinafter set forth. Further, we note that the Indenture under which the Debt Securities may be issued will be governed by the laws of the State of New York. Accordingly, in rendering the opinions expressed in numbered paragraph (iii) above with respect to the Debt Securities, to the extent that the laws of the State of New York govern the matters as to which such opinions are expressed, we have relied upon the opinion of Harter Secrest & Emery LLP. In addition, in rendering the opinion set forth in numbered paragraph (iii), we express no opinion as to (i) the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge, (ii) whether the exercise of a remedy limits or precludes the exercise of another remedy, (iii) the right to intervene in any legal proceeding pursuant to the Indenture, (iv) the extent that any delay contemplated by the Indenture exceeds the applicable statute of limitations, or (iv) any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, willful conduct, or violations of securities laws.

Chart Industries, Inc.

July 28, 2011

We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption “Validity of Securities.” Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP

CALFEE, HALTER & GRISWOLD LLP